FOR IMMEDIATE RELEASE
MARCH 6, 2000



Investor Contact:                           Media Contact:
Nancy Christal                              Todd Andrews
Vice President, Investor Relations          Director, Corporate Communications
(914) 722-4704                              (401) 770-5717


                           CVS ANNOUNCES STOCK BUYBACK

                     COMPANY'S STRONG FINANCIAL OUTLOOK AND
                     POSITIVE CASH FLOW ARE REASONS FOR PLAN


Woonsocket, R.I. - CVS Corporation (NYSE:CVS) announced today that its Board of Directors has authorized the repurchase of up to $1 billion of its common stock. Shares will be repurchased on the open market from time to time and the program can be discontinued at any time. Repurchased shares will be used to fund employee stock-based plans and the Company's treasury. The buyback program will be funded from general operating revenues.

"Our stock repurchase plan represents a significant opportunity for us to invest in the future of our company," said Tom Ryan, Chairman and CEO of CVS. "We have always looked for investments that will make us a stronger business and increase shareholder value, while continuing to generate significant free cash flow. By repurchasing our stock, we are continuing our commitment to investing wisely in our future, while maximizing the opportunity presented to us by the extraordinary value of our stock price," said Ryan.

                                       ###